POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas O. Putnam, Debra A. Pollard, Michael F. Balboa, Maggie Bull, Patrick W.D. Turley and Stephen T. Cohen, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for her in her name, place and stead, to sign any and all registration statements applicable to Fenimore Asset Management Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, or the securities administrator of any jurisdiction, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in-person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Yolanda P. Caldwell

Yolanda P. Caldwell

Date: May 19, 2022

BUSINESS.30105446.1